Exhibit 99.1

     SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES PRELIMINARY FOURTH QUARTER
                          AND FULL YEAR 2004 REVENUES

SANTA BARBARA, Calif., Jan. 5 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced its preliminary revenue for the fourth quarter and year ended December 31, 2004.

STI expects net revenues for the fourth quarter ended December 31, 2004 to be approximately $4.1 million, compared to $7.3 million in the third quarter of 2004. Previously, the company had expected revenue of between $8.0 and $10.0 million. The lower than expected revenue primarily reflects delays in a few large government and commercial purchase orders, which the company now expects will occur in 2005. Consequently, STI expects net revenues for the full year ended December 31, 2004 to be approximately $23.1 million.

"In 2004, wireless operators broadened their focus to aggressive planning of their next generation 3G high speed data networks," stated M. Peter Thomas, president and chief executive officer of Superconductor Technologies Inc. "There have been some initial deployments of 3G networks in 2004, and many more are planned for this new year of 2005. As the operators expand their 3G networks, interference protection will become even more important than it is with first and second-generation networks. In the long run, the widespread adoption of 3G standards bodes well for STI, as we provide the best interference protection available. We look forward to helping our customers deliver on the promise of 3G in 2005 and beyond."

STI expects to announce final year-end results in early March, at which time the company will hold a conference call with investors.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM) Rx, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs. Almost 4,550 SuperLink Rx systems have been shipped worldwide, logging in excess of 73 million hours of cumulative operation.

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SuperLink is a trademark of Superconductor Technologies Inc. in the
United States and in other countries. For information about STI, please visit www.suptech.com.

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's estimated fourth quarter revenues and its views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Annual Report on Form 10-K. Other factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Risk Factors section of STI's Prospectus Supplement dated November 22, 2004 and the MD&A section of its most recent Form 10-Q. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Contact

For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert/Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

SOURCE  Superconductor Technologies Inc.
    -0-                             01/05/2005
    /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /